Exhibit 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT

This EIGHTH AMENDMENT TO CREDIT AGREEMENT dated as of January 28, 2015 (the “Amendment”) is entered into among Spark Networks USA, LLC, a Delaware limited liability company (the “Borrower”), Sparks Networks, Inc., a Delaware corporation (the “Parent”), the Subsidiary Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Parent, the Lenders and Bank of America, N.A., as Administrative Agent entered into that certain Credit Agreement dated as of February 14, 2008 (as amended and modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments.

(a)The definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Eurodollar Rate” means:

(a)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(b)Section 3.01(e)(i) of the Credit Agreement is hereby amended to read as follows:

(i)duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(c)Section 3.01(e)(iii) of the Credit Agreement is hereby amended to read as follows:

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, or

(d)Section 7.12(b) of the Credit Agreement is hereby amended to read as follows:

(b)Minimum Consolidated Adjusted EBITDA.  Permit the Consolidated Adjusted EBITDA for each six month period of the Parent ending on the last day of each fiscal quarter set forth below to be less than the corresponding amount set forth below:

Fiscal Quarter Ending	Minimum Consolidated Adjusted EBITDA

December 31, 2014	$3,300,000

March 31, 2015	$3,800,000

June 30, 2015	$2,200,000

September 30, 2015	$2,300,000

December 31, 2015 and each fiscal quarter ending thereafter	$1,800,000

(e)Section 7.12(d) of the Credit Agreement is hereby amended to read as follows:

(d)Minimum Contribution.  Permit the Minimum Contribution for each period of four consecutive fiscal quarters of the Parent ending on the last day of each fiscal quarter to be less than $16,000,000.

(f)Section 7.12(f) of the Credit Agreement is hereby amended to read as follows:

(f)[Reserved].

(g)Section 7.13 of the Credit Agreement is hereby amended to read as follows:

7.13Capital Expenditures.  Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for acquisitions permitted pursuant to and in accordance with Section 7.02(h) and capital expenditures in the ordinary course of business not exceeding $3,000,000 in the aggregate for the Borrower and its Subsidiaries during each fiscal year; provided, however, that notwithstanding the foregoing, for the fiscal year ending December 31, 2015, such capital expenditures in the ordinary course of business shall not exceed $3,500,000 in the aggregate for the Borrower and its Subsidiaries.

2.Conditions Precedent.  This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a)The Administrative Agent shall have received counterparts of this Agreement executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent.

(b)The Administrative Agent shall have received all reasonable fees and expenses owing to the Administrative Agent, including fees of counsel to the Administrative Agent.

3.Effectiveness.  The parties hereto agree that upon satisfaction of the conditions precedent set forth in Section 2, this Amendment shall be effective as of December 31, 2014.

4.Reaffirmation of Credit Agreement.  The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Amendment is a Loan Document.

5.Reaffirmation of Guaranties. Except as expressly provided herein, each Guarantor hereby (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents to which it is a party and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor's obligations under the Loan Documents to which it is a party.

6.Reaffirmation of Security Interests. Except as expressly provided herein, each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

7.Representations and Warranties/No Default.

(a)By its execution hereof, each Loan Party hereby certifies that after giving effect to this Amendment:

(i)each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof as if fully set forth herein, except:

(A)to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(B)the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(C)that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the date hereof (subject to clause (A) above); and

(ii)no Default or Event of Default has occurred and is continuing as of the date hereof or would result after giving effect to the transactions contemplated hereunder.

(b)By its execution hereof, each Loan Party hereby represents and warrants that such Person has all requisite power and authority and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

(c)This Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Loan Party, and each such document constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms.

8.FATCA.  Borrower hereby certifies to the Administrative Agent and the Lenders that the obligations of the Borrower set forth in the Credit Agreement, as modified by this Amendment, qualify as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).  From and after the effective date of this Amendment, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related interest, penalties and expenses, including, without limitation, Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), the Credit Amendment as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).  The Borrower’s obligations hereunder shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all of the Obligations.

9.Release.  In  consideration of the Lenders entering into this Agreement, the Loan Parties hereby release the Administrative Agent, the Lenders, and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

10.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other secured electronic format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SPARK NETWORKS USA, LLC, as Borrower

By: /s/ Brett Zane

Name: Brett Zane

Title:   Chief Financial Officer

SPARK NETWORKS, INC., as Parent

By: /s/ Brett Zane

Name: Brett Zane

Title:   Chief Financial Officer

LOV USA, LLC, as Subsidiary Guarantor

By: /s/ Brett Zane

Name: Brett Zane

Title:   Chief Financial Officer

MINGLEMATCH, INC., as Subsidiary Guarantor

By: /s/ Brett Zane

Name: Brett Zane

Title:   Treasurer

HURRYDATE, LLC, as Subsidiary Guarantor

By:  LOV USA, LLC, its Sole Member

By: /s/ Brett Zane

Name: Brett Zane

Title:   Chief Financial Officer

SN EVENTS, INC., as Subsidiary Guarantor

By: /s/ Brett Zane

Name: Brett Zane

Title:   Chief Financial Officer

KIZMEET, INC., as Subsidiary Guarantor

By: /s/ Brett Zane

Name: Brett Zane

Title:   Chief Financial Officer

SN HOLDCO, LLC, as Subsidiary Guarantor

By: /s/ Brett Zane

Name: Brett Zane

Title:   Chief Financial Officer

ADMINISTRATIVE

AGENT:BANK OF AMERICA, N.A.,

as Administrative Agent

By: /s/ Julie Yamauchi

Name:  Julie Yamauchi

Title:    Senior Vice President

LENDERS:BANK OF AMERICA, N.A.,

as Lender, L/C Issuer and Swing Line Lender

By: /s/ Julie Yamauchi

Name:  Julie Yamauchi

Title:    Senior Vice President